$  13,000.00

08/02/01

                                PROMISSORY NOTE

     As hereinafter agreed Vibrant Health International, promises to pay to the order of USA Ventures, 8907 E. Chenango Ave., Greenwood Village, CO 80111, thirteen thousand dollars ($13,000.00). And it is hereby agreed that said $13,000.00 shall be paid at any time the Company's completes an offering of stock or a period of time six months after the date of this Note, whichever is earlier. Interest at the rate of ten percent (10%) per annum will be charged on the unpaid balance until the whole amount of the principal and interest is paid.

     Should default be made in the payment of the Promissory Note then the whole unpaid amount shall become immediately due and payable; and in the event default is made and said note is placed in the hands of an attorney for collection or suit is bought on the same, then the undersigned agrees to pay all costs and attorneys' fees that might be incurred. If there is a lawsuit, borrower agrees upon lender's request to submit to the jurisdiction of the courts of the State of Colorado. This Note shall be governed by and construed in accordance with the laws of the State of Colorado.


                              /s/  Thomas  H.  McAdam
                             --------------------------
                                 Thomas  H.  McAdam
                          Vibrant  Health  International


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